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                                                                    EXHIBIT 10.9

                               SERVICES AGREEMENT

This Services Agreement (this "Agreement") is effective as of January 1, 2006

                                     BETWEEN

ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED and ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LIMITED 3rd Floor , Georges Quay Plaza, Georges Quay, Dublin 2, (hereinafter collectively referred to as the "Company") are both limited liability company registered under the laws of Ireland of the one part.

AIG INSURANCE MANAGEMENT SERVICES (IRELAND) LIMITED AIG Centre, North Wall Quay, Dublin 1, (hereinafter referred to as "AIM") a limited liability company incorporated under the laws of Ireland of the other part.

THE COMPANY WISHES TO OBTAIN CERTAIN SYSTEM AND IT SUPPORT SERVICES FROM AIM TO CONDUCT ITS ACTIVITIES AS AN INSURANCE COMPANY WHILST IT IS DEPENDENT ON THE AMERICAN INTERNATIONAL GROUP, INC. ("AIG") SYSTEM NETWORK.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1. AIM hereby agrees to engage Ashling Garry (the "Employee") through AIM as a network administrator on a nine month contract to cover the period January 1, 2006 to September 30, 2006 (the "Term") to provide assistance and support to the Company's IT department in relation to the Company's activities.

2. The Company shall provide the operating infrastructure to enable the Employee to perform her duties, such infrastructure to include at a minimum a computer workstation and a personal computer attached to the AIG network. The Company is not required to provide the Employee with a mobile phone or blackberry device but can do so at its own cost and discretion.

3. The Employee shall ultimately report to the directors of AIM as her employer. Functionally the Employee will take instructions from the Company's European IT Manager. However at all times the Employee has the right to refuse to carry out instructions that she reasonably believes contravenes any AIG standards, protocol or procedures or which fall outside of her responsibilities under this Agreement as specifically set forth in Appendix A attached hereto.

4. AIM agrees to perform the services hereunder in a commercially reasonable manner, to comply with any reasonable procedures laid down by the Company from time to time during the Term and to make commercially reasonable efforts to accommodate such reasonable instructions as it may receive from the Company provided that such instructions shall be within the terms of this Agreement.

5. In full compensation for the services to be performed by AIM during the Term hereunder, the Company shall pay AIM a fee (the "Agreed Fee") of STG(pound)36,000 (plus any VAT due) payable quarterly in advance. Under the terms of this Agreement, AIM shall be responsible for the Employee's salary, benefits and salary/payroll taxes. All other

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      expenses shall be those of the Company and will either be paid directly by the Company or will be promptly reimbursed by the Company to AIM.

      The Company shall, in addition, reimburse AIM for reasonable out-of-pocket expenses such as faxes, travel, telephone, shared services and similar charges (if any) resulting from the proper performance of the functions and services to be performed hereunder.

6. Unless otherwise required by applicable law, AIM agrees to treat as confidential and not to disclose to any other party any information received with respect to or on behalf of the Company in the performance of this Agreement including all books and records of the Company. Unless otherwise required by applicable law, AIM shall not release any books or records of the Company to any person other than any of the Company's directors, auditors or such employees of the Company as the directors of the Company may from time to time designate, unless otherwise instructed in writing by two directors of the Company.

7. AIM shall not be required to provide dedicated support should the Employee be on annual leave or sick leave. In these circumstances support will be on a commercially reasonable efforts basis.

8. The Company shall indemnify AIM and any of its officers, directors or employees ("Representatives") against all liabilities, damages, costs and claims whatsoever incurred by AIM or its Representatives whilst (a) providing services under this Agreement and (b) complying with any instructions from time to time given by the Company to AIM unless such liabilities, damages, costs or claims arise as a result of AIM's or the Representative's own negligence or wilful misconduct.

9. AIM agrees to indemnify the Company and its Representatives against all liabilities, damages, costs and claims whatsoever incurred by the Company or its Representatives as a result of the negligent and/or fraudulent acts of AIM and/or its Representatives.

10. This Agreement may be amended from time to time by an exchange of letters between the parties hereto which shall be considered of the same effect as a formal addendum to this Agreement. The obligations and duties of AIM hereunder may be further limited (but not extended) from time to time by the Company, without AIM's consent, by written instructions received in accordance with the notice provisions of Clause 11 hereof at the offices of AIM.

11. Notices hereunder shall be given by registered prepaid post, telex or facsimile message addressed to the relevant party at its address herein set forth or last known address, as the case may be, and any such notice if given by letter, shall be deemed to have been received three days after posting and, if sent by telex or facsimile, shall be deemed to have been received on termination of the telex or facsimile transmission as the case may be.

12. The appointment of AIM hereunder is to be for the Term as set out in Clause 1 of this Agreement and shall automatically terminate on September 30, 2006, provided, however, that either party shall be entitled to terminate this Agreement upon giving one months' prior notice in writing to the other party.

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13.   This Agreement shall be governed by and construed in accordance with the laws of Ireland.

14. During the Term of this Agreement and for six months thereafter (with an exception in the case of Ashling Garry during such six-month period), neither the Company, any of its affiliates nor any of their Representatives shall approach, induce with offers of employment directly or indirectly any staff of AIM or any of its affiliates that the Company comes into contact with as a consequence of the services provided under this Agreement without the prior written consent of AIM.

15. Neither this Agreement nor any right, benefit or obligation conferred or imposed hereunder is assignable in whole or in part, whether by operation of law or otherwise, by either party hereto without the prior written consent of the other party; provided, however, that either party may make such assignment to any entity which controls, is controlled by, or is under common control with the assignor.

16. All prior negotiations and agreements between the parties hereto relating to the subject matter hereof are superseded by this Agreement and there are no representations, warranties, understandings or agreements other than these expressly set forth herein, except as modified by an instrument signed by the parties.

17. The failure of either party at any time to require the other party's performance of any obligation under this Agreement shall not affect the right to require performance of that obligation in the future. Any waiver by either party of any breach of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their authorised representatives the day and year first herein written.

SIGNED for and on behalf of:


Dated 6/2/06                       /s/ Conor Henry



SIGNED for and on behalf of :    ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED



Dated 6/2/06                       /s/ John T. Redmond



Signed for and on behalf of:     ALLIED WORLD ASSURANCE COMPANY (REINSURANCE)
                                 LIMITED
Date 6/2/06                       /s/ John T. Redmond



Signed for and on behalf of:     AIG INSURANCE MANAGEMENT SERVICES (IRELAND)
                                 LIMITED
Date 31/01/2006                   /s/ David Stafford


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